Exhibit 23.2

CONSENT OF AVDATA, INC.

The Board of Directors

Avantair, Inc.

We hereby consent to the inclusion of our statistics and the reference to our name in the Registration Statement on Form S-1 filed by Avantair, Inc. on April 24, 2007, as amended thereafter.

/s/ AvData, Inc.
AvData, Inc.

August 7, 2007